RESOLUTIONS OF THE
                    BOARD OF DIRECTORS OF CLARK EQUIPMENT COMPANY
                    ---------------------------------------------


                       WHEREAS, Clark Equipment Company (the
             "Corporation") maintains the Clark Equipment Company Corporate Office Reduction-In-Force Policy, as amended and restated effective 1 October 1990 (hereinafter referred to as the "Policy"), to provide for a uniform procedure for administering eligible salaried employee reductions so that fair, equitable, and consistent treatment of such employees can be assured; and

                       WHEREAS, the fourth paragraph of the Policy under
             the caption "REFERENCES" allows the Corporation to amend the Policy at any time; and

                       WHEREAS, the Board of Directors of the
             Corporation deems it advisable and in the best interests of the Corporation to amend the Policy in order to address the concerns of Policy participants regarding job security and, therefore, further ensure the stability of this essential portion of the Corporation's workforce.

                       NOW, THEREFORE, BE IT

                       RESOLVED, that a new Section VIII is hereby added
             to the Policy to read as follows:

             "VIII. CHANGE IN CONTROL OF THE COMPANY
                    --------------------------------

                   Notwithstanding anything set forth in this Clark
             Equipment Company Corporate Office Reduction-in-Force Policy, as amended and restated effective 1 October 1990 (the "Policy"), to the contrary, in the event of a "Change in Control" (as defined below), the terms of this Policy shall be modified and amended to the extent set forth in one or more appendices to the Policy (individually an "Appendix" and collectively, the "Appendices"), if any, that may be approved and adopted by resolution of the Board of Directors (the "Board") of Clark Equipment Company (the "Company") from time to time prior to any such Change in Control. Any such Appendix shall have no force or effect unless and until there is a Change in Control; provided,
                                                            --------
             however, in the event of a Change in Control, to the extent
             -------
             there is any ambiguity or inconsistency between an Appendix and any other provision of the Policy, such Appendix shall govern.

                  For purposes of this Policy (including any Appendix),
             "Change in Control" shall mean (i) the acquisition of beneficial ownership of 25% or more of the shares of common stock of the Company by or for any person (as such term is defined in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), including for purposes of calculating such person's ownership, all shares beneficially owned by the affiliates and associates (as such terms are defined in Rule 12b-2 of the Act) of such person, provided, however, that the term "person" shall not
                     --------  -------
             include any of the following: the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, any dividend reinvestment plan of the Company, any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or any person which becomes the beneficial owner of 25% or more of such shares then outstanding solely as a result of the acquisition by the Company or any employee benefit plan of the Company of shares of the common stock of the Company, provided that such person does not thereafter acquire any shares of the common stock of the Company, or
             (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iii) the Company's stockholders approve (a) the merger or consolidation of the Company with or into another corporation and the Company shall not be the surviving corporation or (b) an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation)." and be it further

                       RESOLVED, that Appendix A to the Policy is hereby
             approved and adopted and made a part of the Policy and shall read as set forth in Exhibit 1 attached hereto; and be it further

                       RESOLVED, that the foregoing resolutions are
             hereby approved and adopted as amendments of the Policy; and be it further

                       RESOLVED, that such amendments shall be effective
             as of April 9, 1995; and be it further

                       RESOLVED, that the Chief Executive Officer or any
             Vice President of the Corporation be, and hereby are, authorized and directed to execute, certify, deliver and file (or cause to be executed, certified, delivered and filed) all such further agreements, certificates, instruments and documents, in the name of and on behalf of the Corporation, and to do all such further acts and things as in their discretion they shall deem necessary, advisable, proper and convenient to carry out the purposes and intent of the foregoing resolutions; and be it further

                       RESOLVED, that the Corporation reserves the right
             to amend in any manner the Policy and Appendix A or terminate the Policy at any time prior to a Change in Control; provided that, upon a Change in Control and at any
                      -------- ----
             time following such Change in Control, the Policy and Appendix A may not be amended in any manner and the Policy may not be terminated if such amendment or termination would adversely affect the rights of a Policy participant or an eligible dependent or surviving spouse of such participant under the Policy and Appendix A (as they may have been amended prior to such Change in Control) without the express written consent of such participant or dependent or surviving spouse, as the case may be.

                                                               Exhibit 1

                  Appendix A (this "Appendix") to the Clark Equipment Company Corporate Office Reduction-in-Force Policy, as amended and restated effective 1 October 1990 (the "Policy")
                  ------------------------------------------------------


                  All capitalized terms not otherwise defined in this
             Appendix are defined in the Policy. This Appendix forms a part of such Policy. As used in this Appendix, "Company" shall mean (1) Company as defined in Section VIII of the Policy and (2) any assignee or successor in interest to Clark Equipment Company, whether by operation of law or otherwise.


             I.  Separation Pay, Welfare Benefits
                 and Outplacement Services
                 --------------------------------

                  A.   Eligibility
                       -----------

                  Notwithstanding any provision of the Policy to the
             contrary, except as provided under Paragraph B of this
             Section I of this Appendix and under Section IV of this Appendix, upon a Change in Control, any person employed at the corporate office of Clark Equipment Company at the time of such Change in Control, including but not limited to each person listed on Exhibit 1-A to this Appendix whose employment with Clark Equipment Company at the corporate office has not been terminated prior to such Change in Control, (all such persons referred to collectively as "Participants" and individually as a "Participant") shall be entitled to the payments and benefits described in each of Paragraphs C, D and E of this Section I of this Appendix if a "Termination Event," as hereinafter defined, occurs with respect to such Participant within 24 months immediately after the date of such Change in Control. A Termination Event is deemed to have occurred with respect to such Participant if such Participant (i) is terminated (as a result of a layoff or otherwise) by the Company or any subsidiary or affiliate of the Company without "Cause" (as defined in Section V of this Appendix) or (ii) terminates employment with the Company or any subsidiary or affiliate of the Company within six months of "Good Reason" (as defined in Section VI of this Appendix). Any event described in clauses (i) and (ii) of the immediately preceding sentence shall be referred to herein as a "Termination Event"; provided, however, with respect to any
                                  --------  -------
             corporate officer of Clark Equipment Company at its Corporate Office at the vice president level and above immediately prior to a Change in Control, the term "Termination Event" shall mean not only the events described in clauses (i) and (ii) of the immediately preceding sentence, but shall also mean any termination of employment "other than for cause" (as defined in such officer's employment agreement with the Company as in effect immediately prior to such Change in Control) following a Change in Control.



                  B.  Benefits of Certain Corporate Officers
                      --------------------------------------

                  Any corporate officer of Clark Equipment Company at
             its corporate office at the vice-president level and above immediately prior to a Change in Control shall not be eligible to receive the Severance Benefit under Paragraph C of this Section I of this Appendix or Outplacement Benefits under Paragraph E of this Section I of this Appendix, and
             Section IV of this Appendix shall not be applicable to any such corporate officer.

                  C.  Separation Pay
                      --------------

                  Notwithstanding any provision under Section III of the
             Policy to the contrary, if there is a Termination Event with respect to an eligible Participant, the Company shall pay to such Participant in a single lump sum an amount (the "Severance Benefit") equal to: his or her base annual salary (determined either immediately prior to the Change in Control or immediately prior to such Termination Event, whichever results in a higher base annual salary) divided by fifty-two (52) and multiplied by a number equal to one
             (1) plus the number of completed years of service with the Company and its affiliates as of the date of such Termina-tion Event and multiplied again by three (3); provided,
                                                           --------
             however, such amount shall be no less than one (1) times
             -------
             such base annual salary and shall not exceed two (2) times the amount of such base annual salary; and provided
                                                    --- --------
             further, that such Severance Benefit shall be equal to an
             -------
             amount that is two times the amount of such base annual salary in the case of (i) any participant in the Clark Equipment Company Incentive Compensation Plan for Corporate Office Management ("Incentive Compensation Plan") (including but not limited to Participants listed on Exhibit 1-A to this Appendix who are participants in the Incentive Compensation Plan and denoted as such on such

             Exhibit 1-A by an asterisk) and (ii) such other Participants listed on Exhibit 1-A designated by an asterisk. For purposes of the immediately preceding sentence, a Participant shall be considered a participant in the Incentive Compensation Plan if such Participant is a participant in the Incentive Compensation Plan either immediately prior to the Change in Control or immediately prior to the Termination Event with respect to such Participant. Such Severance Benefit shall be paid on the date of such Termination Event as compensation for services rendered by such Participant to the Company and its affiliates. Such Severance Benefit shall replace any other severance benefit that might have otherwise been provided to such Participant under Section III of the Policy.


                  D. Welfare Benefit Continuation
                     ----------------------------

                  Notwithstanding any provision under Section VII of the
             Policy to the contrary, if there is a Termination Event with respect to an eligible Participant and such Participant has not attained age 55 as of the date of such Termination Event, the Company shall provide such Participant with benefit coverages ("Welfare Benefits") that are no less than those benefit coverages enumerated in Paragraphs A and B of Section VII of the Policy (as the Policy is in effect immediately prior to the Change in Control) (including any benefits referred to in such paragraphs (e.g., vacation benefits) as such benefits were
                         ----
             in existence immediately prior to the Change in Control) from the date of such Termination Event until the earliest to occur of (i) the expiration of the two-year period immediately following the date of such Termination Event or
             (ii) the date such Participant attains age 55, or (iii) the date such Participant obtains comparable benefit coverages as the result of comparable employment with another employer subsequent to such Termination Event (in each case, the "Welfare Continuation Period"). For such Welfare Continuation Period, such Welfare Benefits shall be provided to such Participant at a cost to such Participant that is no greater than the cost to such Participant immediately prior to (a) the Change in Control or (b) the date of such Termination Event, whichever shall result in a lower cost to such Participant for such Welfare Benefits. Such Welfare Benefits shall include benefit coverages for the dependents and surviving spouse of such Participant to the extent provided in the Company's FlexPlan as such FlexPlan was in effect immediately prior to such Change in Control. Welfare Benefits provided under this Paragraph D of this Section I of this Appendix shall replace any other welfare benefit that might have otherwise been provided to such Participant under Paragraphs A and B of Section VII of the Policy.


                  E.  Outplacement Services
                      ---------------------

                  Notwithstanding any provision under Section VI of the
             Policy to the contrary, if there is a Termination Event with respect to an eligible Participant, the Company shall pay for the cost of all outplacement and/or any other similar service that such Participant considers necessary, in his or her sole discretion, to obtain new employment; provided, however, that the total amount of payments for
             --------  -------
             such services shall not exceed fifteen (15) percent of such Participant's base annual salary (as determined under Paragraph C of Section I of this Appendix) (such payments being referred to as "Outplacement Benefits"); and provided
                                                            --- --------
             further, that such Outplacement Benefits must be provided
             -------
             by established professional outplacement firms that provide such outplacement and/or other similar service as a regular part of such entities' business activities. Any such payment for Outplacement Benefits shall be made within ten
             (10) business days of the Company having received a written invoice for such services. Such Outplacement Benefits shall replace any other benefit that might have otherwise been provided to such Participant under Section VI of the Policy.


             II.  Retirement Eligibility
                  ----------------------

                  Notwithstanding any provision under Paragraph D of
             Section VII of the Policy to the contrary, if there is a Termination Event with respect to a Participant at any time following a Change in Control and such Participant has attained at least age 53 but not age 55 coincident with or prior to such Termination Event, such Participant shall be deemed to be an employee of the Company on layoff status for up to 24 months after such Termination Event solely for purposes of the Clark Equipment Company Retirement Program for Salaried Employees as in effect immediately prior to the Change in Control (the "Retirement Plan") and shall be entitled to an early retirement benefit pursuant to Section
             2.2 of the Retirement Plan upon reaching age 55 if such Participant has completed at least ten (10) years of credited service under the terms of the Retirement Plan as of the date of such Termination Event; provided, however,
                                                    --------  -------
             the period of time between the date of such Termination Event and the date that such Participant attains age 55 shall not be treated as credited service under the Retirement Plan. The benefits provided to such a Participant under this Section II shall be referred to herein as the "Service Benefit." Such Service Benefit shall replace any other benefit that might have otherwise been provided to such Participant under Paragraph D of
             Section VII of the Policy.


             III.  Extended Welfare Benefits for Certain Participants
                   --------------------------------------------------

                  A.  Eligibility
                      -----------

                       Notwithstanding any provision under the Policy or
             this Appendix to the contrary, if at any time on or after a Change in Control, (A) a Termination Event occurs with respect to a Participant who has attained at least age 50 and has at least 4 years of service with the Company or any affiliate or subsidiary of the Company on the date immediately prior to such Change in Control, such Participant shall be eligible for (i) the Welfare Benefits provided under Paragraph D of Section I of this Appendix and (ii) the extended Welfare Benefits provided under Paragraph B of this Section III of this Appendix and (iii) the Retiree Benefits Coverage (as hereinafter defined) provided under Paragraph C of this Section III of this Appendix and (B) a Participant who has attained at least age 50 and has at least four years of service with the Company or any affiliate or subsidiary of the Company on the date immediately prior to such Change in Control and whose employment with the Company or any affiliate or subsidiary of the Company terminates (whether voluntarily or involuntarily) on or after age 55 for any reason shall be entitled to the Retiree Benefits Coverage under Paragraph C of this Section III of this Appendix.

                  B.  Extended Welfare Benefits
                      -------------------------

                       A Participant eligible under Paragraph A of this
             Section III of this Appendix shall be entitled to Welfare Benefits for the period from the end of the Welfare Continuation Period or, if such Participant's Welfare Benefits were suspended under Paragraph D of Section I of this Appendix because such Participant had obtained comparable employment with another employer with comparable benefit coverages, but such coverage was subsequently reduced or eliminated, from the date of such coverage reduction or elimination ("Benefits Loss Date"), to the date such Participant attains age 55 (the "Extended Benefit Period") if such Participant has not attained age 55 as of the end of the Welfare Continuation Period or the Benefits Loss Date, whichever is applicable; provided, however, that
                                                 --------  -------
             if such Participant obtains comparable employment with another employer with comparable benefit coverages during the Extended Benefit Period, such extended Welfare Benefits shall be suspended while such Participant retains such comparable benefit coverages; and provided further, that
                                           --- -------- -------
             during the Extended Benefit Period, such Participant shall pay the full cost of the Welfare Benefits, the medical benefits portion of which shall be determined for each year as described in Exhibit 1-B to this Appendix, for such period. Such extended Welfare Benefits shall include benefit coverages for the dependents and surviving spouse of such Participant to the extent provided in the Company's FlexPlan as such FlexPlan was in effect immediately prior to the Change in Control.

                  C.  Retiree Benefits Coverage
                      -------------------------

                       Nothwithstanding any provision under the Policy
             or this Appendix to the contrary, a Participant who has attained at least age 50 and has at least four years of service with the Company or any affiliate or subsidiary of the Company on the date immediately prior to a Change in Control shall be entitled to receive upon the later of attaining age 55 or the termination of employment (for any reason whether voluntarily or involuntarily) with the Company and any affiliate or subsidiary of the Company, for the life of such Participant, retiree medical and life insurance benefits coverage under the Company's FlexPlan ("Retiree Benefits Coverage") which will be no less than that which such Participant would have been eligible to receive under the FlexPlan if such Participant had actually retired immediately prior to such Change in Control and had been considered for eligibility purposes under the FlexPlan to have attained age 55 and to have completed 10 years of credited service with the Company immediately prior to such Change in Control, or, if greater, the actual age and/or number of such Participant's years of credited service at the time of such Participant's termination of employment with the Company and its subsidiaries and affiliates. For purposes of the immediately preceding sentence, the Company's contribution and the Participant's contribution, if any, to the costs of the Retiree Benefits Coverage, the medical benefits portion of which shall be determined for each year as described in Exhibit 1-B to this Appendix, shall be made at the percentage or percentages which would have been applicable to such Participant's retiree medical and life insurance benefits coverage under the FlexPlan, as the FlexPlan was in effect immediately prior to such Change in Control, and as if such Participant had attained age 62 and completed 30 years of credited service immediately prior to such Change in Control. Such Retiree Benefits Coverage shall include benefits coverage for the dependents and surviving spouse of such Participant to the extent provided in the Company's FlexPlan as the FlexPlan was in effect immediately prior to the Change in Control.

             Section IV.   Certain Reduction of Benefits
                           -----------------------------

                  A.   Reduced Amount
                       --------------

                  Anything in this Appendix or the Policy to the
             contrary notwithstanding, in the event it shall be determined that any payment or distribution provided by the Company or any affiliate or subsidiary of the Company to or for the benefit of a Participant in the nature of compensation (whether paid or payable or distributed or distributable pursuant to the terms of this Appendix or the Policy or otherwise) (a "Payment") would be nondeductible by the Company or the relevant subsidiary or affiliate of the Company for Federal income tax purposes because of
             Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate Present Value (as hereinafter defined) of amounts payable or distributable as a Severance Benefit to such Participant under Paragraph C of Section I of this Appendix shall be reduced to the Reduced Amount (as hereinafter defined).

                  B.   Definitions
                       -----------

                  (1) The "Reduced Amount" shall equal the amount of the
             Severance Benefit payable with respect to a Participant under Paragraph C of Section I of this Appendix (without regard to this Section IV of this Appendix), reduced by an amount such that the amount so reduced together with the aggregate amount of Payments to such Participant would not cause any Payment with respect to such Participant to be nondeductible by the Company or the relevant subsidiary or affiliate because of Section 280G of the Code; provided, however, that if, after the reduction of the Severance Benefit provided under Paragraph C of Section I of this Appendix to zero, any Payment to such Participant would still be nondeductible by the Company or any subsidiary or affiliate of the Company because of Section 280G of the Code, then the Reduced Amount shall equal zero.

                  (2) "Present Value" shall mean such value determined
             in accordance with Section 280G(d)(4) of the Code.

                  C.   Determinations
                       --------------

                  All determinations required to be made under this
             Section IV of this Appendix shall be made at the expense of the Company by the Company's independent auditors which shall provide, within 5 business days of the date of the Participant's Termination Event or such earlier time as is requested by the Company, (i) detailed supporting calculations both to the Company and the Participant and
             (ii) an opinion to the Participant whether he or she has substantial authority not to report any excise tax on his or her Federal income tax return with respect to any Payments. Any such determination by the Company's independent auditors shall be binding upon the Company and the Participant. Within 5 business days after such determination, the Company shall pay, distribute or provide to or for the benefit of the Participant such benefits as are then due to the Participant under this Appendix and the Policy.

                  D.   Overpayments and Underpayments
                       ------------------------------

                   As a result of the uncertainty in the application of
             Section 280G of the Code at the time of the initial determination by the Company's independent auditors hereunder, it is possible that Payments will have been made by the Company or the relevant subsidiary or affiliate of the Company which should not have been made ("Overpayment") or that Payments will not have been made by the Company or the relevant subsidiary or affiliate of the Company which could have been made ("Underpayment"), in each case, consistent with the calculations required to be made under this Section IV of this Appendix. In the event that the Company's independent auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Participant or the Company or the relevant subsidiary or affiliate of the Company which the Company's independent auditors believe has a high probability of success, determine that an Overpayment has been made, any such Overpayment paid or distributed by the Company or the relevant subsidiary or affiliate of the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the
                                -- ------

             Participant shall repay to the Company or the relevant subsidiary or affiliate of the Company together with interest at the applicable federal rate provided for in
             Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable to the Company or the relevant subsidiary or affiliate of the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Company's independent auditors, based upon controlling precedent or other substantial authority, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company or the relevant subsidiary or affiliate of the Company to or for the benefit of the Participant together with interest at 120% of the applicable federal rate provided for in Section 7872(f)(2) of the Code, compounded semiannually. All determinations required to be made under this Paragraph D of this Section IV of this Appendix, including the determination of the amount of interest to be paid pursuant to this Paragraph D of this Section IV of this Appendix shall be made by the Company's independent auditors at the expense of the Company.


             Section V.  Cause
                         -----

                  A.  Definition
                      ----------

                  For purposes of the Policy and this Appendix, "Cause"
             shall mean willful and egregious misconduct by the Participant in the course of his or her employment with the Company that is demonstrably and materially injurious to the Company. In the event that the affected Participant and the Company cannot, within 15 days immediately following the Termination Event with respect to the affected Participant, agree on whether there was "Cause" for such Participant's termination, the determination of whether alleged grounds for termination qualify as a termination for "Cause" shall be made by an "Arbitration Panel" (as defined in Paragraph B of this Section V).

                  B.  Arbitration Panel
                      -----------------

                  For purposes of this Appendix and the Policy, the term
             "Arbitration Panel" shall mean three (3) independent arbitrators, one of whom shall be selected by the Company within 15 days immediately following the relevant

             Termination Event with respect to the affected Participant, one by the relevant Participant and the third shall be selected by the two other arbitrators. In the event that agreement cannot, within 15 days immediately after the two arbitrators have been selected by the Company and the relevant Participant, be reached on the selection of the third arbitrator, such arbitrator shall be selected by the American Arbitration Association. All arbitrators shall be selected from a list provided by the American Arbitration Association. All matters presented to the Arbitration Panel shall be decided by majority vote. All costs of any arbitration, including the relevant Participant's attorneys' fees, if any, shall be paid by the Company.


             Section VI. Good Reason
                         -----------

                  A.  Definition
                      ----------

                  For purposes of this Appendix and the Policy, "Good
             Reason" means, without the relevant Participant's express written consent, the occurrence of any of the following events: (1) a reduction by the Company (or the relevant subsidiary or affiliate of the Company) of the relevant Participant's rate of annual base salary as in effect immediately prior to the Change in Control or as such salary may be increased from time to time thereafter, (2) any requirement of the Company (or the relevant subsidiary or affiliate of the Company) that the relevant Participant
             (i) be based anywhere more than twenty-five (25) miles from the facility where such Participant is based immediately prior to the Change in Control or (ii) travel on business to an extent substantially more burdensome than the travel obligations of the Participant immediately prior to such Change in Control, (3) the failure of the Company (or the relevant subsidiary or affiliate of the Company) to (i) continue in effect any employee benefit plan or compensation plan in which the relevant Participant is participating immediately prior to the Change in Control, unless such Participant is permitted to participate in other plans providing such Participant with substantially comparable benefits, or (ii) provide such Participant and such Participant's dependents with vacation, welfare and fringe benefits (including, without limitation, medical, prescription drug, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company, its subsidiaries and its affiliates in effect for such Participant immediately prior to the Change in Control, (4) the taking of any action by the Company (or the relevant subsidiary or affiliate of the Company) which would adversely affect such Participant's participation in, or materially reduce such Participant's benefits under, any applicable plan, practice, program or policy referred to in the immediately preceding clause (3), and (5) a change by the Company (or the relevant subsidiary or affiliate of the Company) in the Participant's job responsibility existing immediately prior to the Change in Control.

                  B.  Arbitration
                      -----------

                  In the event that the affected Participant and the
             Company cannot, within 15 days immediately following the Termination Event with respect to the affected Participant, agree on whether there was "Good Reason" for such Participant's termination, the determination of whether alleged grounds for termination by such Participant qualify as termination for "Good Reason" shall be made by an Arbitration Panel as provided for in Section V of this Appendix.


             Section VII. Termination of Policy and Appendix
                          ----------------------------------

                  Upon a Change in Control and at any time following
             such Change in Control, this Appendix and the Policy may not be terminated if such termination could have an adverse effect on the rights of any Participant or his or her dependent or surviving spouse who is or may thereafter become eligible for benefits under the Policy and this Appendix without the express written consent of each such Participant and each such dependent or surviving spouse, as the case may be.


             Section VIII.  Amendment of Policy and Appendix
                            --------------------------------

                  This Appendix and the Policy may not be amended in any
             manner which could have an adverse effect on the rights of any Participant or his or her dependent or surviving spouse who is eligible for benefits under the Policy and this Appendix without the express written consent of each such Participant and each such dependent or surviving spouse, as the case may be.

             Section IX.   Contract Right of Participants;
                           -------------------------------
                       No Mitigation; No Setoff
                       ------------------------

                  The Board of Directors of the Company intends this
             Appendix and the Policy to constitute an enforceable contract between the Company and each Participant and intends this Appendix and the Policy to vest rights in such Participants as third party beneficiaries. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable or benefits provided to such Participant under any of the provisions of this Appendix or the Policy and, except as expressly provided in Paragraph D of Section I of this Appendix and Paragraph B of Section III of this Appendix, such amounts or benefits shall not be reduced whether or not such Participant obtains other employment. Except as expressly provided in Paragraph D of Section I of this Appendix and Paragraph B of Section III of this Appendix, the Company's obligation to make payments or provide benefits specified by this Appendix or the Policy to a Participant and otherwise to perform its obligations under this Appendix or the Policy shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against such Participant or others.


             Section X.  Successors and Assigns
                         ----------------------

                  (a) The Appendix and the Policy shall be binding upon
             the Company and upon any assignee or successor in interest to the Company, whether by operation of law or otherwise. This Appendix and the Policy shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Appendix and the Policy shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

                  (b) This Appendix and the Policy shall inure to the
             benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant dies while any amounts would be payable to the Participant under this Appendix or the Policy had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Appendix or the Policy to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant's estate.


             Section XI. Resolution of Disputes
                         ----------------------

                  If and to the extent that any dispute arising under
             this Appendix or the Policy between a Participant and the Company or any subsidiary or affiliate of the Company cannot be resolved to the mutual satisfaction of such parties within 15 days of the date such dispute arises, such dispute shall be decided by an Arbitration Panel, as provided for in Section V of this Appendix, within 60 days of such date. The determination of such Arbitration Panel shall be final and binding on such parties.


             Section XII. Governing Law; Validity
                          -----------------------

                  This Appendix and the Policy shall be governed by the
             law of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws). The invalidity or unenforceability of any provision of this Appendix or the Policy shall not affect the validity or enforceability of any other provision of this Appendix or the Policy, which other provisions shall remain in full force and effect.

                                                                                                        EXHIBIT 1-A


                 Soc. Sec. #             Name                            Soc. Sec. #             Name
               ###-##-####       Jones, Matilda C.                     ###-##-####       Rosenthal, Richard J.*

               ###-##-####       Olson, Carol L.                       ###-##-####       Johnson, Robert D.*

               ###-##-####       Ultsch, Marjorie A.                   ###-##-####       Handshaw, Robert G.*

               ###-##-####       Rossow, Jerry C.*                     ###-##-####       Ruelle, Arnold J.

               ###-##-####       Koch, Richard C.                      ###-##-####       Honaker, Martin V.*

               ###-##-####       Cash, Claude*                         ###-##-####       Smart, Edward C.

               ###-##-####       Spenner, David W.                     ###-##-####       Schuck, Nancy J.

               ###-##-####       Runyan, Marion E.                     ###-##-####       Rowe, Bonnie C.

               ###-##-####       Boose, Nancy L.                       ###-##-####       Ciesiolka, Donald H.

               ###-##-####       Beehler, Dennis D.*                   ###-##-####       Shikany, Robert J.

               ###-##-####       Wright, Victoria L.                   ###-##-####       Gabriel, Lynford E.*

               ###-##-####       Martin, Foster A.*                    ###-##-####       Rajchel, Carol L.

               ###-##-####       Money, Johanna W.                     ###-##-####       West, Deborah D.

               ###-##-####       Myers, Harold S.                      ###-##-####       Young, Margaret A.

               ###-##-####       Dickey, Arlene G.                     ###-##-####       Brown, Dale A.

               ###-##-####       Eigeman, Laurence E.                  ###-##-####       Flynn, Gabriel P.*

               ###-##-####       Prenkert, Kirby K.                    ###-##-####       Schingel, Phillip W.

               ###-##-####       Van Horn, David L.                    ###-##-####       Boller, Cynthia A.

               ###-##-####       Morse, Irvin L., Jr.*                 ###-##-####       Fimbianti, Joseph P.*

               ###-##-####       Casto, Ruth A.                        ###-##-####       Hippenmeyer, Virginia A.

               ###-##-####       Vandenburg, Marlene L.                ###-##-####       Miller, James G.

               ###-##-####       Walorski, Mitchell J.*                ###-##-####       Tucker, Brenda S.

               ###-##-####       Jones, Thomas B., Jr.*                ###-##-####       Hanesworth, L. Michael*

               ###-##-####       Garvey, Peter M.*                     ###-##-####       Vergon, Judith A.

               ###-##-####       Fouche', Charles K.                   ###-##-####       Sanders, Rebecca R.

                                                                                                        EXHIBIT 1-A


                 Soc. Sec. #             Name                            Soc. Sec. #             Name
               ###-##-####       Busse, Fred Rodney*                   ###-##-####       Moran, John J. Jr.*

               ###-##-####       Livingston, John R.*                  ###-##-####       Gianoli, Anthony J.*

               ###-##-####       McIntosh, Jacalyn K.                  ###-##-####       Burns, Denis M.

               ###-##-####       Perry, Katherine A.                   ###-##-####       Jones, David L.

               ###-##-####       Bowles, Paul R.*                      ###-##-####       Doepker, Thomas L.*

               ###-##-####       Harper, William N.*                   ###-##-####       Henely, Bernard D.*

               ###-##-####       McKernan, Leo J.*                     ###-##-####       Sims, Frank M.*

                                                             EXHIBIT 1-B
                                                             -----------




             DETERMINATION OF COST FOR POSTEMPLOYMENT MEDICAL BENEFITS


             Cost will mean gross incurred claims from the previous calendar year on a per capita basis according to former employee or dependent status after proper separation of gross incurred claims by Medicare eligibility date. Specifically, four per capita claims costs will be identified from the following calculations and used as costs:


             Former Employee, Pre-Medicare Eligibility Cost = A + B

             A = Gross incurred claims before Medicare eligibility date from previous calendar year for all pre-Medicare eligible retirees only retired after 8/1/86.

             B = Number of retirees (after 8/1/86), eligible to file claims under the plan in the previous year but not eligible for Medicare, with partial counting of retirees who become Medicare eligible during the year or become newly eligible during the year pro rata for the portion of the year before Medicare eligibility.


             Dependent, Pre-Medicare Cost = C + D

             C = Gross incurred claims before Medicare eligibility date from previous calendar year for all pre-Medicare eligible dependents of retirees after 8/1/86.

             D = Number of dependents (of retirees after 8/1/86), eligible to file claims under the plan in the previous year but not eligible for Medicare, with partial counting of dependents who become Medicare eligible during the year or become newly eligible during the year pro rata for the portion of the year before Medicare eligibility.

                                                 -----------------------





             Former Employee, Post-Medicare Eligibility Cost = E + F

             E = Gross incurred claims after Medicare eligibility date from previous calendar year for all post-Medicare eligible retirees only retired after 8/1/86.

             F = Number of retirees (after 8/1/86), eligible to file claims under the plan and under Medicare in the previous year with partial counting of retirees who become Medicare eligible during the year or become newly eligible during the year pro rata for the portion of the year after Medicare eligibility.


             Dependent, Post-Medicare Cost = G + H

             G = Gross incurred claims after Medicare eligibility date from previous calendar year for all post-Medicare eligible dependents of retirees after 8/1/86.

             H = Number of dependents (of retirees after 8/1/86), eligible to file claims under the plan and under Medicare in the previous year with partial counting of dependents who become Medicare eligible during the year or become newly eligible during the year pro rata for the portion of the year after Medicare eligibility.